EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34953) pertaining to the Miravant Medical Technologies 401(k)-Employee Stock Ownership Plan of our report dated June 25, 2003, with respect to the financial statements and schedules of the Miravant Medical Technologies 401(k)-Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                 /s/ ERNST & YOUNG LLP

Woodland Hills, California
June 25, 2003